Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

BNC Financial Group, Inc.

FIRST:  Corporate Name.   The name of the Corporation is BNC Financial Group, Inc. (hereinafter sometimes referred to as the “Corporation”). The principal office of the Corporation shall be located in the Town of New Canaan, County of Fairfield and State of Connecticut.

SECOND:   Powers.    The nature of the business to be transacted, and the purposes to be promoted, carried out or engaged in by the Corporation are the following activities:

(A)          To acquire, invest in, or hold stock in any subsidiary permitted under the Bank Holding Company Act of 1956 or Sections 36a-180 et seq. of the Connecticut General Statutes, as such statutes may be amended from time to time, and to engage in any other enterprise or activity which may be lawfully conducted by a bank holding company under said statutes; and

(B)          To engage generally in any business that may be conducted and carried on by a corporation organized under the Connecticut Business Corporation Act.

THIRD:    Capital Stock.    The amount of the capital stock of the Corporation hereby authorized is FIVE MILLION (5,000,000) shares of Common Stock (the “Common Stock”), no par value per share.

The holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of directors. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock.

No shareholder shall have any preemptive rights to any stock or securities issued by the Corporation.

Dividends may be paid on the Common Stock out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

FOURTH:  Quorum.   Unless otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, to constitute a quorum for the transaction of business on any matter at a meeting of the shareholders, there must be present, in person or by proxy, a majority of the

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shares of voting stock of the Corporation entitled to vote thereon. The shareholders present at a duly held meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

FIFTH:   Directors; Bylaws.  All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. Any shareholder action effecting an amendment or repeal of or an adoption of a provision inconsistent with the Corporation’s Bylaws shall require (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors, and (ii) if there is an Interested Shareholder (as defined herein), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder.

The business, property and affairs of the Corporation shall be managed by and under the direction of its Board of Directors. The number of Directors shall be not less than six (6) and not more than sixteen (16) as fixed from time to time by the Board of Directors pursuant to the Corporation’s Bylaws.

Each Director shall serve for a term of one (1) year or until the sooner of his or her death, resignation or removal and until his or her successor shall have been duly elected and qualified. The election of Directors need not be by ballot unless the Bylaws so provide. No increase or decrease in the number of Directors shall shorten the term of any incumbent Director.

4.          “Interested Shareholder” means any person, other than the Corporation or any subsidiary, who or which:

(a)        is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock; or

(b)        is an affiliate (as such term is defined in Section 33-843 of the Connecticut General Statutes) or an associate (as such term is defined in Section 33-843 of the Connecticut General Statutes) of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding voting stock; or

(c)        is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving one of the following: a public offering within the meaning of the Securities Act of 1933, a transfer of

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shares on the open market, or a transfer of shares made with the approval of the Connecticut Banking Commissioner.

SIXTH: Certain Business Combinations. The provisions of Section 33-844 of the Connecticut General Statutes as in effect on the date hereof (or any succeeding, substantially similar statutory provisions) regarding the prohibition of a business combination with an Interested Shareholder for five (5) years as described therein also shall apply to the Corporation and are incorporated herein by reference.

SEVENTH: Special Meeting of Shareholders. Special meetings of Shareholders may be called at any time but only by the Chairman, the President or a majority of the Board of Directors of the Corporation, unless otherwise required by law.

EIGHTH: Vacancies on the Board. A vacancy on the Board of Directors may be filled by a concurring vote of a majority of the Directors remaining in office even though the number of Directors at the meeting may be less than a quorum and even though such majority may be less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office until the next meeting at which Directors are elected and until such Director’s successor shall have been elected and qualified or until there is a decrease in the number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

NINTH: Director Liability. The personal liability to the Corporation or its shareholders of a person who is or was a Director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the Director for serving the Corporation during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the Director, (2) enable the Director or an associate, as defined in subdivision (3) of Section 33-843 or any similar successor provision of the Connecticut General Statutes, to receive an improper personal economic gain, (3) show a lack of good faith and a conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the Director’s duty to the Corporation, or (5) create liability under Section 33-757, as amended, or Section 36a-58 of the Connecticut General Statutes. This paragraph shall not limit or preclude the liability of a person who is or was a Director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this paragraph or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a Director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

TENTH: Removal of Directors. Any Director may be removed from office at any time, for cause only, by the affirmative vote of at least two-thirds (2/3) of the Directors then in office or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the issued and outstanding shares of the Bank entitled to vote for the election of Directors.

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ELEVENTH: Nominations for Director. Not less than twenty (20) days advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

TWELFTH: Action By Shareholders. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

THIRTEENTH: Approval for Certain Acquisitions and Offers to Acquire Voting Stock. No Person, acting singly or together with any group of persons acting in concert with such person, shall acquire ten percent (10%) or more of the issued and outstanding stock of the Corporation entitled to vote for the election of Directors (“Voting Stock”) at any time, unless (a) such acquisition has been approved prior to its consummation by the affirmative vote of two-thirds of the Directors then in office, and (b) all federal and state regulatory approvals required under the Change in Bank Control Act of 1978 (the “Change in Control Act”), the Bank Holding Company Act of 1956 (the “Holding Company Act”) and any similar Connecticut law (including but not limited to the Connecticut Bank Holding Company and Bank Acquisition Act) and in the manner provided by all applicable regulations of the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve Board (the “FRB”) and the Connecticut Banking Commissioner have been obtained (or, as applicable, with regard to each such agency, any required filings have not been disapproved within the applicable time period). Notwithstanding any provision of this Certificate of Incorporation, nothing in this Certificate shall be construed to restrict any authority of the Connecticut Banking Commissioner to authorize an acquisition as provided in the Connecticut Bank Holding Company and Bank Acquisition Act. The Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

Moreover, no person may make an offer to acquire ten percent (10%) or more of the then outstanding Voting Stock of the Corporation unless such person has notified the Board of Directors of the Corporation in writing of its intention to do so and the Board of Directors has not, within fifteen (15) days after receipt of such notice, disapproved such offer before the offer is made, and obtained prior approval of the acquisition by the FDIC or the FRB and the Banking Commissioner (or, as applicable, with regard to each such agency, any required filings with such regulatory agency have been made in a timely fashion and the action or proposed action set forth therein has not been disapproved within applicable time period).

All shares of Voting Stock owned by any person violating the foregoing provisions of this Article Thirteenth shall be considered from and after the date of the acquisition by such person to be “excess shares” to the extent such shares exceed ten percent (10%) of the Voting Stock issued and outstanding. Such excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, and the Board of Directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds from such sale.

The term “Person” shall include any individual, group acting in concert, firm, corporation, partnership, association, joint stock company, trust, unincorporated organization thereof, syndicate,

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or other entity. When any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of the then outstanding voting stock of the Corporation without the prior written approval of said Commissioner as required by this Article Thirteenth, any voting stock beneficially owned by said person in excess of said ten percent (10%) shall not be counted as shares of voting stock entitled to notice, to vote or to take any other shareholder action and shall not be voted by any person or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action. The term “group acting in concert” includes persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, trust, understanding, relationship, agreement, or other arrangement, whether written or otherwise. The term “offer” includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

FOURTEENTH: Considerations for Merger Consolidation or Other Offers. The Board of Directors of the Corporation, when evaluating any tender or exchange offer for stock of the Corporation, offer or proposal to merge or consolidate the Corporation with another institution, or an offer or proposal to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation (1) the long-term as well as the short-term interests of the Corporation, (2) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the Corporation, (3) the interests of the Corporation’s employees, customers, creditors and suppliers, and (4) community and societal considerations including those of any community in which any office or other facility of the Corporation is located. A Director may also in his or her discretion consider any other factors he reasonably considers appropriate in determining what he reasonably believes to be in the best interests of the Corporation. A person who performs his duties in accordance with this subsection shall be deemed to have no liability by reason of being or having been a director of the Corporation.

FIFTEENTH: Certain Amendments. Notwithstanding the provisions of Article Sixteenth, the provisions set forth in this Article Fifteenth and in Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, and Fourteenth herein may not be repealed or amended in any respect and no article imposing cumulative voting in the election of Directors may be added, nor may any other provision be amended, adopted or repealed which would have the effect of modifying or permitting circumvention of such provisions or which would be inconsistent with such provisions, unless such action is approved by, in addition to any vote specified by law or the Bylaws or this Certificate of Incorporation (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the Corporation entitled to vote for the election of directors, and (ii) if there is an Interested Shareholder (as defined in Article Fifth), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the Corporation entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder.

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SIXTEENTH: Amendments. Subject to the provisions of Article Eighteenth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

SEVENTEENTH: Registered Agent. The registered agent of the Corporation shall be Frederick R. Afragola whose residence and business address are 80 Old Studio Road, New Canaan, Connecticut 06840 and 208 Elm Street, New Canaan, Connecticut 06840, respectively.

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The undersigned incorporator hereby declares, under the penalties of false statement, that the statements made in the foregoing Certificate are true.

Dated at New Canaan, Connecticut, this 9th day of January, 2007.

THE BANK OF NEW CANAAN

By:	/s/ Frederick R. Afragola
Frederick R. Afragola
President and Chief Executive Officer

Acceptance of Appointment of Registered Agent

/s/ Frederick R. Afragola
Frederick R. Afragola

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STATEMENT OF EFFECTIVE DATE AND TIME

THE BANK OF NEW CANAAN, a Connecticut stock savings bank (the “Bank”),

DOES HEREBY CERTIFY:

1.	On February 13, 2007, pursuant to Section 36a-181 of the Connecticut General Statutes, the Bank filed an Agreement and Plan of Reorganization (the “Agreement”) with the State of Connecticut, Department of Banking to organize BNC Financial Group, lnc., as a holding company of the Bank.

2.	On August 16, 2007, Howard F. Pitkin, the Commissioner of the State of Connecticut Department of Banking granted approval of the Agreement pursuant to Section 36a-181 of the Connecticut General Statutes (the “Approval”).

3.	The Agreement and the Approval are being submitted herewith for filing with the Connecticut Secretary of the State.

4.	Pursuant to Section 2.1 of the Agreement, the Plan of Reorganization shall be effective on March 30, 2007, provided however, in the event that the Closing (as defined in the Agreement) does not occur on or before March 30, 2007, the President or, in his absence, any other executive officer of the Bank may designate another time at which the Agreement shall become effective.

5.	Frederick R. Afragola, the Chief Executive Officer of the Bank hereby designates the effective date and time of the filing to be December 14, 2007 at 5:01 p.m.

IN WITNESS WHEREOF, THE BANK OF NEW CANAAN, has caused this Statement of Effective Date and Time to be signed by Frederick R. Afragola, its Chief Executive Officer, this 6 day of December, 2007.

THE BANK OF NEW CANAAN

By:	/s/ Frederick R. Afragola
Frederick R. Afragola
Its Chief Executive Officer

STATE OF CONNECTICUT DEPARTMENT OF BANKING 260 CONSTITUTION PLAZA • HARTFORD, CT 06103-1800

Howard F. Pitkin

    Commissioner

* * * * * * * * * * * * * * * * * * * * * * * * *	*
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IN THE MATTER OF:	*
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The Application of The Bank of New	*	Approval Pursuant to Section 36a-181
Canaan to Organize a Holding Company	*	of the Connecticut General Statutes
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On February 13, 2007, pursuant to Section 36a-181 of the Connecticut General Statutes, The Bank of New Canaan, a capital stock Connecticut bank, filed an Agreement and Plan of Reorganization (“Plan”) to organize BNC Financial Group, Inc., as a holding company.

Having determined that the terms of the Plan are reasonable and in accordance with law and sound public policy, and that The Bank of New Canaan has a record of compliance with the requirements of the federal Community Reinvestment Act of 1977, 12 U.S.C. § 2901 et seq., as from time to time amended, and the regulations promulgated thereunder, Sections 36a-30 to 36a-33, inclusive, of the Connecticut General Statutes, to the extent applicable, and applicable consumer protections laws, and that The Bank of New Canaan will provide adequate services to meet the banking needs of all community residents, including low-income and moderate-income residents to the extent permitted by its charter, in accordance with a community reinvestment plan submitted by The Bank of New Canaan, pursuant to the authority granted under Section 36a-181 of the Connecticut General Statutes, I hereby approve the Plan.

Dated at Hartford, Connecticut
this 16th day of August 2007.	/s/ Howard F. Pitkin
Howard F. Pitkin
Banking Commissioner

TEL: (860) 240-8299

FAX: (860) 240-8178

An Affirmative Action/Equal Opportunity Employer

website: http://www.ct.gov/dob

CERTIFICATION

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STATE OF CONNECTICUT	*
	*	ss. Hartford
COUNTY OF HARTFORD	*
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I, Howard F. Pitkin, Banking Commissioner of the State of Connecticut, do hereby certify that, in accordance with the authority granted under Section 36a-181 of the Connecticut General Statutes, and having determined that the terms of the attached Agreement and Plan of Reorganization (“Plan”) pursuant to which BNC Financial Group, Inc., will acquire all of the issued and outstanding shares of The Bank of New Canaan are reasonable and in accordance with law and sound public policy, I have so approved the Plan.

In witness whereof I have hereunto set my hand and affixed my seal this 16th day of August 2007.

/s/ Howard F. Pitkin
Howard F. Pitkin
Banking Commissioner

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Plan of Reorganization is made and entered into by and between THE BANK OF NEW CANAAN, a Connecticut stock savings bank (the “Bank”) and BNC Financial Group, Inc., a newly formed capital stock corporation organized at the direction of the Bank (the “Holding Company”) pursuant to Section 36a-181 of the Connecticut General Statutes.

WHEREAS, as of May 31, 2006, the authorized capital stock of the Bank consists of 2,000,000 shares of Common Stock, par value $1.00 per share (the “Bank Common Stock”), of which 1,489,173 shares are issued and outstanding and of which 200,000 shares are reserved for issuance pursuant to the Bank’s stock option and benefit plan.

WHEREAS, the authorized capital stock of the Holding Company shall consist of 5,000,000 shares of Common Stock, no par value per share (the “Holding Company Common Stock”), none of which are issued and outstanding or reserved for issuance.

WHEREAS, the Bank and the Holding Company wish to enter into the Plan of Reorganization whereby the Holding Company will acquire all of the issued and outstanding shares of the Bank Common Stock (other than shares held by the Dissenting Shareholders, as hereinafter defined) in exchange for an equal number of shares of Holding Company Common Stock (such exchange is hereinafter referred to as the “Reorganization”).

WHEREAS, each shareholder of Bank Common Stock (other than Dissenting Shareholders who have validly exercised their rights under Section 36a-181(c) of the Connecticut General Statutes) will receive one share of Holding Company Common Stock for each share of Bank Common Stock held as of the Effective Time (as hereinafter defined).

WHEREAS, the Bank believes that the Reorganization is desirable and in the best interests of its shareholders.

WHEREAS, the Bank and the Holding Company intend the Reorganization to constitute a non-taxable event to each entity and to their respective shareholders pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the Plan of Reorganization has been approved by the Board of Directors of the Bank which has duly authorized the executive officer whose signature appears below to execute and deliver the Plan of Reorganization.

NOW, THEREFORE, in consideration of the mutual promises, representations, and covenants herein contained, the Bank and the Holding Company agree as follows:

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Section 1. Approval and Filing of Plan of Reorganization.

1.1      The Plan of Reorganization shall be submitted for the approval of holders of Bank Common Stock at the Bank’s annual meeting (the “Annual Meeting”) held on July 26, 2006 or such other date as the Bank’s Board of Directors may determine in accordance with the Bylaws of the Bank and all applicable laws and regulations. Notice of the Annual Meeting shall be mailed directly to all shareholders at their last known addresses as contained on the records of the Bank.

1.2      Subject to the approval of the Plan of Reorganization by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of Bank Common Stock, the Plan of Reorganization shall be submitted, in accordance with Section 36a-181 of the Connecticut General Statutes, for the approval of the Commissioner of Banking of the State of Connecticut (the “Banking Commissioner”). The Plan of Reorganization shall be accompanied by a certificate from the Bank that the Plan of Reorganization has been submitted to and approved by two-thirds of the holders of Bank Common Stock eligible to vote and such other documentation as may be required by law or by regulation of the Banking Commissioner.

1.3      If the Plan of Reorganization is approved by the holders of at least two-thirds of the outstanding voting shares of Bank Common Stock entitled to vote at the Annual Meeting, thereafter and until the Effective Time (as hereinafter defined), the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend indicating that the Plan of Reorganization has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to the acquisition by the Holding Company pursuant to the Plan of Reorganization.

Section 2. The Closing.

2.1       Subject to the terms and conditions of the Plan of Reorganization, the closing of the Reorganization (the “Closing”) shall take place on March 30, 2007 if, on or prior to that date, the Plan of Reorganization is filed in the Office of the Secretary of the State of Connecticut (the “Secretary of State”), which filing shall not occur until all of the conditions to Closing set forth in Section 6 hereof have been satisfied. The Plan of Reorganization shall be effective on March 30, 2007, provided however, that in the event that the Closing does not occur on or before March 30, 2007, the President or, in his absence, any other executive officer of the Bank may designate another time at which the Plan of Reorganization shall become effective (the “Effective Time”).

2.2       At the Closing, the Holding Company and the Bank shall deliver to each other such certificates and other documents as are required pursuant to the Plan of Reorganization and as are necessary and appropriate, in the reasonable opinion of counsel for the Bank and the Holding Company, to consummate the Reorganization.

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Section 3. Actions at the Effective Time.

3.1       At the Effective Time, the Holding Company shall, without any further action by it, by the Bank, or by holders of the Bank Common Stock, automatically and by operation of law, acquire and become the owner of all issued and outstanding shares of Bank Common Stock (excluding shares held by the Bank as treasury stock, all of which shall be canceled and extinguished as of the Effective Time) and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, the Holding Company shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

3.2       At the Effective Time, each share of Bank Common Stock or fraction thereof issued and outstanding prior to the Effective Time shall, without any further action by shareholders, by the Bank, or by the Holding Company, automatically and by operation of law, be converted into an equal number of shares of Holding Company Common Stock. Holders of the issued and outstanding shares of Bank Common Stock (except for holders exercising dissenters’ rights) shall, automatically and by operation of law, cease to own such shares and shall instead become the owners of an equal number of shares of Holding Company Common Stock. Thereafter, such persons holding Holding Company Common Stock shall have full and exclusive power to vote such shares, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof. Notwithstanding any of the foregoing, any Dissenting Shareholder (as hereinafter defined) shall have such rights as provided for in Section 7 hereof and by the laws of the State of Connecticut.

3.3       At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the “Old Certificates”) shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of Holding Company Common Stock. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

Section 4. Stock Option and Benefit Plan.

4.1       At the Effective Time, the Holding Company shall automatically and without further action on its part adopt and assume the rights and obligations of the Bank under the Bank’s existing stock plans (expected to be the Bank’s 2002 Bank Management, Director and Founder Stock Option Plan, as amended from time to time, and The 2006 Bank of New Canaan Stock Option Plan, as amended from time to time) (referred hereinafter to collectively, the “Stock Plan”), as the Stock Plan is then in effect (subject to certain conforming amendments necessitated by or appropriate for the change in sponsorship of the Stock Plan). The Stock Plan shall, pursuant to its terms, thereafter apply only to shares of Holding Company Common Stock in the same manner as it therefor applied to shares of Bank Common Stock. The Holding Company shall reserve for issuance a sufficient number

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of shares of Holding Company Common Stock in order to fulfill its obligations pursuant to this Section 4.1 and shall take such action as it deems necessary or advisable to permit the issuance of such shares under applicable state and federal securities laws and rules and regulations thereunder. Approval of the Reorganization by the shareholders of the Bank shall be deemed to be approval of the Stock Plan and any grants of Holding Company Common Stock thereunder by the Holding Company.

4.2       At the Effective Time, all options then outstanding under the Stock Plan, which immediately prior thereto had given the holder thereof the right to purchase shares of Bank Common Stock shall, automatically and without further action on the part of the holder thereof, be converted into options giving the holder thereof the right to purchase the same number of shares of Holding Company Common Stock at the same exercise price per share, and in accordance with such other terms and conditions, as pertained under the options outstanding under the Stock Plan immediately prior to the Effective Time.

Section 5. Actions After the Effective Time.

As soon as practicable and in any event not more than thirty (30) days after the Effective Time:

5.1       The Holding Company shall deliver to the transfer agent for the Bank and the Holding Company (the “Transfer Agent”), as agent for the holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which Dissenting Shareholders’ appraisal rights shall have been properly exercised, if any), a certificate or certificates for the aggregate number of shares of Holding Company Common Stock (the “New Certificates”), to which such holders shall be entitled. Each such holder may, but shall not be required to, surrender his or her Old Certificates to the Transfer Agent and receive in exchange therefor New Certificates for an equal number of shares of Holding Company Common Stock. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of Holding Company Common Stock which the holder thereof would be entitled to receive upon its surrender, except that the Holding Company may in its sole discretion, deny the holders of such shares voting rights thereon and withhold from the holder of shares represented by such Old Certificate, distribution of any or all dividends declared by the Holding Company on such shares until such time as such Old Certificate shall be surrendered in exchange for one or more New Certificates, at which time dividends so withheld by the Holding Company with respect to such shares shall be delivered (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon or which are required by law to be withheld in respect thereof), to the shareholder to whom such New Certificates are issued.

5.2       If any certificate for shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer as the Holding Company in its sole discretion may specify and that such transfer otherwise be proper and

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that the person requesting such transfer pay to the Transfer Agent any transfer or other taxes or other fee payable by reason of the issuance of such New Certificate in any name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable or that any fee has been paid to the party to which it is due and waived by such party.

5.3       The Holding Company, in accordance with applicable law, shall provide written notice to the holders of all Old Certificates, specifying the Effective Time of the Plan of Reorganization and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange. Such notice shall be given by mail to such holders at their last known addresses as contained on the Bank’s records.

Section 6. Conditions Precedent.

6.1       The Plan of Reorganization and the transactions provided for herein shall not become effective unless all of the following conditions shall have occurred, none of which may be waived:

(a)        The Plan of Reorganization and the transactions contemplated hereby shall have been approved by the affirmative vote of at least two-thirds of the issued and outstanding voting Shares of Bank Common Stock at the Annual Meeting or at any adjournment thereof.

(b)        The Plan of Reorganization shall have been approved by the Banking Commissioner, and the Reorganization and the other transactions contemplated hereby shall have been approved by any other bank regulatory agency of competent jurisdiction, and all notice and waiting periods after the granting of any such approval shall have expired.

(c)        (i) The Holding Company shall have provided notice to the Federal Reserve Bank of Boston (the “Reserve Bank”) in accordance with 12 C.F.R. 225.17 and the Reserve Bank shall not have objected to the consummation of the transaction contemplated under the Plan of Reorganization within thirty (30) days after the Reserve Bank’s receipt of such notice or (ii) the Reorganization shall have been approved by the Federal Reserve Bank of Boston or the Federal Reserve Board, as applicable, in accordance with 12 C.F.R. 225.15, as applicable.

(d)        The Banking Commissioner, in accordance with Connecticut General Statutes Section 36a-107, and FDIC, in accordance with 12 C.F.R. 303.241, shall have approved the Bank’s reduction of capital, as described in the Bank’s 2006 Proxy Statement.

(e)        Unless otherwise waived, all approvals from any other state or federal government agency having jurisdiction for the lawful consummation of the transactions contemplated by the Plan of Reorganization shall have been obtained, all conditions imposed by such regulatory approvals shall have been satisfied, and all waiting periods required in connection with such approvals shall have expired.

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(f)       The Shares of Holding Company Common Stock to be issued to holders of Bank Common Stock pursuant to the Plan of Reorganization shall have been registered or qualified for such issuance without registration to the extent required under the Securities Act of 1933 and under all applicable state securities laws and regulations.

(g)       The number of shares of Bank Common Stock as to which the Dissenting Shareholders shall have exercised their rights to be paid the value of such Bank Common Stock shall not exceed 10% of the number of shares of Bank Common Stock issued and outstanding at the Effective Time, unless this condition is waived by decision of the Bank’s Board of Directors.

Section 7. Rights of Dissenting Shareholders.

7.1        “Dissenting Shareholders” shall mean those holders of Bank Common Stock who file with the Bank, before the taking of the vote on the Plan of Reorganization and the transactions contemplated hereby, written objection thereto, in accordance with the procedure set forth in Section 36a-181(c) of the Connecticut General Statutes, which written objection states that they intend to demand payment for their shares of Bank Common Stock if the Reorganization is consummated and whose shares are not voted in favor of the Reorganization.

7.2        Dissenting Shareholders who comply with the provisions of Section 36a-181(c) of the Connecticut General Statutes and all other applicable provisions of law shall be entitled to receive from the Bank payment of the value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the value of such shares as provided by law, shall be canceled. Shares of Holding Company Common Stock to which Dissenting Shareholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of Holding Company Common Stock and may be sold or otherwise disposed of by the Holding Company at the discretion of, and at such time and on such terms as may be fixed by, its Board of Directors.

Section 8. Termination, Abandonment, Amendment and Waiver.

8.1        The Plan of Reorganization may be abandoned or terminated by either the Bank or the Holding Company, in the sole discretion of each entity, at any time before the Effective Time in the event that:

(a)       The number of shares of Bank Common Stock owned by Dissenting Shareholders, as defined in Section 7 hereof, shall make consummation of the transactions contemplated by the Plan of Reorganization inadvisable in the opinion of the Bank or the Holding Company;

(b)       Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan of Reorganization which shall make consummation of the

6

transactions contemplated by the Plan of Reorganization inadvisable in the opinion of the Bank or the Holding Company;

(c)       The Reorganization shall not have been consummated by March 30, 2007; or

(d)       For any other reason consummation of the transactions contemplated by the Plan of Reorganization is inadvisable in the opinion of the Bank or the Holding Company.

8.2        In the event of termination or abandonment of the Plan of Reorganization in any manner, the Plan of Reorganization shall be terminated and shall be of no further force or effect and there shall be no liability hereunder or on account of such abandonment or termination on the part of the Bank or the Holding Company or the Directors, officers, employees, agents or shareholders of either entity. In the event of such abandonment or termination of the Plan of Reorganization, the Bank shall pay all expenses incurred in connection with the Plan of Reorganization and the proposed transactions contemplated hereby. If either party hereto gives written notice of abandonment or termination to the other party pursuant to this Section 8, the party giving such written notice shall simultaneously furnish a copy thereof to the Banking Commissioner.

8.3        The Plan of Reorganization may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Reorganization by the Shareholders of the Bank; provided, however, that any material change in the Plan of Reorganization subsequent to the approval thereof by shareholders shall require the additional approval of shareholders of any such material change or amendment, and, provided further, that after the initial shareholder approval, no such amendment shall be submitted for the approval of shareholders which has the effect of reducing the amount or changing the form of the consideration to be delivered to the Bank’s shareholders as contemplated by the Plan of Reorganization. The Plan of Reorganization may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9. Governing Law.

9.1        The Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Connecticut.

7

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

MAILING ADDRESS: DELIVERY ADDRESS:

Commercial Recording Division Commercial Recording Division

Connecticut Secretary of the State Connecticut Secretary of the State

P.O. Box 150470 30 Trinity Street

Hartford, CT 06115-0470 Hartford, CT 06106

860-509-6003 860-509-6003

Space For Office Use Only

FILING #0003873418 PG 01 OF 32 VOL B-01255
FILED 02/24/2009 11:58 AM PAGE 01410
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1.     NAME OF CORPORATION

BNC Financial Group, Inc.

2.     THE CERTIFICATE OF INCORPORATION IS (check A, B or C)

☒          A. AMENDED

☐          B. RESTATED

☐          C. AMENDED AND RESTATED

The restated certificate consolidates all amendments into a single document.

3.      TEXT OF EACH AMENDMENT / RESTATEMENT

Article Third of the Certificate of Incorporation of BNC Financial Group, Inc. is amended and restated in its entirety. Please see attached Exhibit A for the entire text of the amendment.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

CT009 - 03/28/2008 CT System Online

Space For Office Use Only

FILING #0003873418 PG 02 OF 32 VOL B-01255

FILED 02/24/2009 11:58 AM PAGE 01411

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

4.     VOTE INFORMATION (check A, B or C)

☒       A.      The amendment was approved by shareholders in the manner required by sections 33-600 to 33-998 of the Connecticut General Statutes, and by the Certificate of Incorporation.

☐       B.      The amendment was approved by the incorporators.

No shareholder approval was required.

☐       C.      The amendment was approved by the board of directors.

No shareholder approval was required.

5. EXECUTION

Dated this 12th  day of February,       2009.

Peter Kirk President and Chief Financial Officer

Print or type name of signatory Capacity of signatory Signature

Revised 1/2008

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

OF

BNC FINANCIAL GROUP, INC.

1.       The name of the corporation is BNC Financial Group, Inc.

2.       Article 3 shall be amended and restated in its entirety as follows:

THIRD: Capital Stock. The number of shares of capital stock of the Company hereby authorized is FIVE MILLION ONE HUNDRED THOUSAND (5,100,000) shares, which shall be divided into classes as follows:

FIVE MILLION (5,000,000) shares of common stock (the “Common Stock”), no par value per share; and

ONE HUNDRED THOUSAND (100,000) shares of preferred stock (the “Preferred Stock”), no par value per share.

The following is a statement of the preferences, limitations and relative rights of each class of capital stock of the Company.

A.        Common Stock.

(1)       General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be determined by the Board of Directors before the issuance of the Preferred Stock of any series.

(2)       Voting. The holders of the Common Stock are entitled to one vote for each share held on all matters submitted to the shareholders for action.

(3)       Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

(4)       Liquidation. Upon the dissolution or liquidation of the Company, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Company available for distribution to its shareholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.        Preferred Stock.

(1)       General. Preferred Stock may be issued from time to time in one or more series, each to have such terms as are set forth herein and in the resolutions of the Board of Directors authorizing the issue of such series. Any shares of Preferred Stock which may be redeemed, purchased or otherwise acquired by the Company may be reissued. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided.

(2)       Authority of Board of Directors. The Board of Directors may from time to time issue the Preferred Stock in one or more series. The Board of Directors may, in connection with the creation of any such series, determine the preferences, limitations and relative rights of each such series before the issuance of such series. Without limiting the foregoing, the Board of Directors may fix the voting powers, dividend rights, conversion rights, redemption privileges and liquidation preferences, all as the Board of Directors deems appropriate, to the full extent now or hereafter permitted by the Connecticut Business Corporations Act (the “Act”). The resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation and the Act.

3.          The date of this Amendment is February 12, 2009

4.          This amendment was approved by the shareholders of the Company in the manner required by sections 33-600 to 33-998 of the Connecticut General Statutes, and by the Certificate of Incorporation.

FORM OF CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

OF

BNC FINANCIAL GROUP, INC

BNC Financial Group, Inc. a corporation organized and existing under the laws of the State of Connecticut (the “Issuer”), in accordance with the provisions of Sections 33-665 and 666 of the Connecticut General Statutes thereof, does hereby certify:

The board of directors of the Issuer (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Issuer and applicable law, adopted the following resolution on January 13, 2009 creating a series of 4,797 shares of Preferred Stock of the Issuer designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Issuer and applicable law, a series of Preferred Stock, no par value per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 4,797.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule A hereto) as defined below:

(a)        “Common Stock” means the common stock, no par value per share, of the Issuer.

(b)        “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c)        “Junior Stock” means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d)        “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e)         “Minimum Amount” means $1,199,250.

(f)         “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g)         “Signing Date” means the Original Issue Date.

Part. 4.  Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, BNC Financial Group, Inc. has caused this Certificate of Designations to be signed by Peter Kirk, its President and Chief Financial Officer, this 12 day of February, 2009.

BNC FINANCIAL GROUP, INC.

By:	/s/ Peter Kirk
Name: Peter Kirk
Title: President and Chief Financial Officer

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event or any dissolution, liquidation or winding up of the Issuer.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a)       “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b)       “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)       “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(d)       “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e)       “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(f)       “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g)       “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h)       “Dividend Period” has the meaning set forth in Section 3(a).

(i)        “Dividend Record Date” has the meaning set forth in Section 3(a).

(j)        “Liquidation Preference” has the meaning set forth in Section 4(a).

(k)       “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(1)       “Preferred Director” has the meaning set forth in Section 7(b).

(m)      “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(n)       “Qualified Equity Offering” means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock. Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the Issuer’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

(o)       “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(p)       “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(q)       “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a)       Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least

20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b)       Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a)       Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)       Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)       Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a)       Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)       No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)       Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)         Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof: the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)         Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f)         Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a)         General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)         Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)         Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)         Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii)         Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)         Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)         Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)         Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

FORM OF CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

OF

BNC FINANCIAL GROUP, INC.

BNC FINANCIAL GROUP, INC., a corporation organized and existing under the laws of the State of Connecticut (the “Issuer”), in accordance with the provisions of Sections 33-665 and 666 of the Connecticut General Statutes thereof, does hereby certify:

The board of directors of the Issuer (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Issuer and applicable law, adopted the following resolution on January 13, 2009 creating a series of 240 shares of Preferred Stock of the Issuer designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series B”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Issuer and applicable law, a series of Preferred Stock, no par value per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 240.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule A hereto) as defined below:

(a)         “Common Stock” means the common stock, no par value per share, of the Issuer.

(b)         “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c)         “Junior Stock” means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d)         “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e)         “Minimum Amount” means $59,963.00.

(f)         “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Issuer’s UST Preferred Stock.

(g)         “Signing Date” means the Original Issue Date.

(h)         “UST Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

Part. 4.   Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, BNC Financial Group, Inc. has caused this Certificate of Designations to be signed by Peter Kirk, its President and Chief Financial Officer, this 12 day of February, 2009.

BNC FINANCIAL GROUP, INC.

By:	/s/ Peter Kirk
Name:	Peter Kirk
Title:	President and Chief Financial Officer

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a)         “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b)         “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(c)         “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(d)         “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(e)         “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(f)         “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(g)         “Dividend Period” has the meaning set forth in Section 3(a).

(h)         “Dividend Record Date” has the meaning set forth in Section 3(a).

(i)         “Liquidation Preference” has the meaning set forth in Section 4(a).

(j)         “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(k)         “Preferred Director” has the meaning set forth in Section 7(b).

(l)         “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(m)         “Qualified Equity Offering” means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the Issuer’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

(n)         “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(o)         “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(p)         “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a)         Rate.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 9.0% on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b)         Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a)         Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a)

above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)         Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)         Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)         Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a)         Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the later of (i) first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date; and (ii) the date on which all outstanding shares of UST Preferred Stock have been redeemed, repurchased or otherwise acquired by the Issuer. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency and subject to the requirement that all outstanding shares of UST Preferred Stock shall previously have been redeemed, repurchased or otherwise acquired by the Issuer, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)         No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)         Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through

The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)         Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)         Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f)         Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a)         General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)         Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of anyone or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)         Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)          Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii)         Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)       Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)         Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)         Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P O BOX 150470, HARTFORD, CT 06115-0470

DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD CT 06106

PHONE: 860-509-6003 WEBSITE: www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

FILING #0004213675 PG 01 OF 02 VOL B-01432

FILED 08/06/2010 04:19 PM PAGE 01138

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

USE INK. COMPLETE ALL SECTIONS, PRINT OR TYPE. ATTACH 8 1/2 X 11 SHEETS IF NECESSARY.

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):

NAME: Dianna M. Demers

ADDRESS: Hinckley, Allen & Snyder, LLP

20 Church Street

CITY: Hartford

STATE: Connecticut

ZIP: 06103

FILING FEE: $100

MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”

1. NAME OF CORPORATION:

BNC Financial Group, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☒ A. AMENDED

☐ B. RESTATED

☐ C. AMENDED AND RESTATED

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

The first five lines of Article Third of the Certificate of Incorporation of BNC Financial Group, Inc. are amended to now read as follows:

THIRD: Capital Stock, The amount of the capital stock of the Corporation hereby authorized is TEN MILLION ONE HUNDRED THOUSAND (10,100,000) shares, which shall be divided into classes as follows:

TEN MILLION (10,000,000) shares of common stock (the “Common Stock”), no par value per share; and

FORM CAS-1-1.0

Rev. 7/2010

4. VOTE INFORMATION (CHECK A, B OR C):

5. EXECUTION:

DATED THIS 4th **DAY OF** August **, 20**10

NAME OF SIGNATORY (print or type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
Merrill Jay Forgotson	Chief Executive Officer	[signature] X CFO ERNIE VERRICO

PAGE 2 OF 2

FORM CAS-1-1.0
Rev. 7/2010

4. VOTE INFORMATION (CHECK A, B OR C):

☒ A. THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.

☐ B. THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐ C. THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

5. EXECUTION:

DATED THIS 4th DAY OF August, .2010

NAME OF SIGNATORY CAPACITY TITLE OF SIGNATORY SIGNATURE

(print or type)

Merrill Jay Forgotson Chief Executive Officer

FILING #0004213675 PG 02 OF 02 VOL B-01432

FILED 08/06/2010 04:19 PM PAGE 01139

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

FORM CAS-1-1.0

Rev. 7/2010

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P O BOX 150470, HARTFORD, CT 06115-0470

DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE. 30 TRINITY STREET, HARTFORD. CT 06106

PHONE: 860-509-6003         WEBSITE: www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

USE INK. COMPLETE ALL SECTIONS, PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.

FILING #0004421753 PG 01 OF 20 VOL B-01548

FILED 08/01/2011 02:42 PM PAGE 02620

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):

NAME: Danielle Ryan-Praus

ADDRESS:

Hinckley, Allen & Snyder LLP, 20 Church Street

CITY: Hartford

STATE: CT ZIP: 06103

FILING FEE: $100

MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”

1. NAME OF CORPORATION:

BNC Financial Group, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☒ A. AMENDED

☐ B. RESTATED

☐ C. AMENDED AND RESTATED

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

In accordance with the Certificate of Incorporation and Bylaws of the Company and applicable law, the Board of Directors of the Company adopted a resolution on July 27, 2011 creating a series of 10,980 shares of Preferred Stock designated as “Senior Non-Cumulative Perpetual Preferred Stock, Series C.” The designation and number of such shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series are set forth on the attached Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C of BNC Financial Group, Inc.”

FORM CAS-1-1.0

Rev. 7/2010

FILING #0004421753 PG 02 OF 20 VOL B-01548

FILED 08/01/2011 02:42 PM PAGE 02621

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (CHECK A, B OR C):

☐ A. THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.

☐ B. THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☒ C. THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

5. EXECUTION:

DATED THIS 1st DAYOF August, 2011

NAME OF SIGNATORY CAPACITY/TITLE OF SIGNATORY SIGNATURE

(print or type)

Ernest J. Verrico, Sr. Chief Financial Officer

FORM CAS-1-1.0

Rev. 7/2010

CERTIFICATE OF DESIGNATION

OF

SENIOR NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

OF

BNC FINANCIAL GROUP, INC.

BNC Financial Group, Inc., a holding company organized and existing under the laws of the State of Connecticut (the “Issuer”), in accordance with the provisions of Sections 33-600 to 33-998 of the General Statutes thereof, does hereby certify:

The board of directors of the Issuer (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Issuer and applicable law, adopted the following resolution on July 27, 2011 creating a series of 10,980 shares of Preferred Stock of the Issuer designated as “Senior Non-Cumulative Perpetual Preferred Stock, Series C”.

RESOLVED, that pursuant to the provisions of the certificate of corporation and bylaws of the Issuer and applicable law, a series of Preferred Stock, no par value, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Senior Non-Cumulative Perpetual Preferred Stock. Series C” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 10,980.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of the Certificate of Designation to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in the Certificate of Designation (including the Standard Provisions in Schedule A thereto) as defined below:

(a)          “Common Stock” means the common stock, no par value, of the Issuer.

(b)          “Definitive Agreement” means that certain Securities Purchase Agreement by and between Issuer and Treasury, dated as of the Signing Date.

(c)          “Junior Stock” means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d)          “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e)          “Minimum Amount” means (i) the amount equal to twenty-five percent (25%) of the aggregate Liquidation Amount of Designated Preferred Stock issued on the Original Issue Date or (ii) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (i).

1

(f)          “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g)          “Signing Date” means the date of the effective date of the Securities Purchase Agreement.

(h)          “Treasury” means the United States Department of the Treasury and any successor in interest thereto.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, BNC Financial Group, Inc. has caused this Certificate of Designation to be signed by Ernest J. Verrico, Sr, its Chief Financial Officer, this 4th day of August 2011.

BNC FINANCIAL GROUP, INC.

By	/s/ Ernest J. Verrico, Sr.
Name: Ernest J. Verrico, Sr.
Title: Chief Financial Officer

3

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designation. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer, as set forth below.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a)          “Acquiror,” in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.

(b)          “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c)          “Applicable Dividend Rate” has the meaning set forth in Section 3(a).

(d)          “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e)          “Bank Holding Company” means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.

(f)          “Baseline” means the “Initial Small Business Lending Baseline” set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a).

(g)          “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(h)          “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(i)           “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

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(j)           “Call Report” has the meaning set forth in the Definitive Agreement.

(k)          “Certificate of Designation” means the Certificate of Designation or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(l)           “Charge-Offs” means the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that begin on or after the Signing Date, determined as follows:

(i)          if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or

(ii)         if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(m)         “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(n)          “CPP Lending Incentive Fee” has the meaning set forth in Section 3(e).

(o)          “Current Period” has the meaning set forth in Section 3(a)(i)(2).

(p)          “Dividend Payment Date” means January 1, April 1, July 1, and October 1 of each year.

(q)          “Dividend Period” means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; provided, however, the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date (the “Initial Dividend Period”).

(r)           “Dividend Record Date” has the meaning set forth in Section 3(b).

(s)          “Dividend Reference Period” has the meaning set forth in Section 3(a)(i)(2).

(t)           “GAAP” means generally accepted accounting principles in the United States.

(u)          “Holding Company Preferred Stock” has the meaning set forth in Section 7(c)(v).

(v)          “Holding Company Transaction” means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of

5

generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer’s subsidiaries; provided that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.

(w)         “IDI Subsidiary” means any Issuer Subsidiary that is an insured depository institution.

(x)          “Increase in QSBL” means:

(i)          with respect to the first (1st) Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL set forth in the Initial Supplemental Report (as defined in the Definitive Agreement); and

(ii)         with respect to each subsequent Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period.

(y)          “Initial Dividend Period” has the meaning set forth in the definition of “Dividend Period”.

(z)           “Issuer Subsidiary” means any subsidiary of the Issuer.

(aa)         “Liquidation Preference” has the meaning set forth in Section 4(a).

(bb)        “Non-Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1).

(cc)         “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(dd)        “Percentage Change in QSBL” has the meaning set forth in Section 3(a)(ii).

(ee)        “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ff)          “Preferred Director” has the meaning set forth in Section 7(c).

(gg)        “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(hh)        “Previously Acquired Preferred Shares” has the meaning set forth in the Definitive Agreement.

(ii)          “Private Capital” means, if the Issuer is Matching Private Investment Supported (as defined in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section l.3(m) of the Definitive Agreement.

6

(jj)          “Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

(kk)        “Qualified Small Business Lending” or “QSBL” means, with respect to any particular Dividend Period, the “Quarter-End Adjusted Qualified Small Business Lending” for such Dividend Period set forth in the applicable Supplemental Report.

(ll)          “Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock.

(mm)      “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C §1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder.

(nn)        “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer’s most recent consolidated financial statements prior to the Signing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(oo)        “Signing Date Tier 1 Capital Amount” means $36,545,250.00.

(pp)        “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Stock.

(qq)        “Supplemental Report” means a Supplemental Report delivered by the Issuer to Treasury pursuant to the Definitive Agreement.

(rr)         “Tier 1 Dividend Threshold” means, as of any particular date, the result of the following formula:

( ( A + B – C ) * 0.9 ) – D

where:

A = Signing Date Tier 1 Capital Amount;

B = the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury;

C = the aggregate amount of Charge-Offs since the Signing Date; and

D = (i) beginning on the first day of the eleventh (11th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Effective Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for every one percent (1%) of positive Percentage Change in Qualified Small Business Lending between the ninth (9th) Dividend Period and the Baseline; and

7

(ii) zero (0) at all other times.

(ss)         “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Certificate of Designation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a)          Rate.

(i)          The “Applicable Dividend Rate” shall be determined as follows:

(1)	With respect to the Initial Dividend Period, the Applicable Dividend Rate shall be one percent (1%).

(2)	With respect to each of the second (2nd) through the tenth (10th) Dividend Periods, inclusive (in each case, the “Current Period”), the Applicable Dividend Rate shall be:

(A)         (x) the applicable rate set forth in column “A” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (the “Dividend Reference Period”) and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus

(B)         (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage.

In each such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period.

(3)	With respect to the eleventh (11th) through the eighteenth (18th) Dividend Periods, inclusive, and that portion of the nineteenth (19th) Dividend Period prior to, but not including, the four and one half (4½) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be:

(A)         (x) the applicable rate set forth in column “B” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the ninth (9th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period; plus

(B)         (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period.

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In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the ninth (9th) Dividend Period.

(4)	With respect to (A) that portion of the nineteenth (19th) Dividend Period beginning on the four and one half (4½) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%).

(5)	Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the second (2nd) through tenth (10th) Dividend Periods on or before the sixtieth (60th) day of such Dividend Period, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes hereof.

(6)	Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(5) above, if the Issuer fails to submit the Supplemental Report that is due during the tenth (10th) Dividend Period, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(3) and (4). The Applicable Dividend Rate shall be re-determined effective as of the first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (4½) anniversary of the Original Issue Date.

(7)	Notwithstanding anything herein to the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1(d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(2) or (3) above until such failure is remedied.

(ii)         The “Percentage Change in Qualified Lending” between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage:

(	(QSBL for the Dividend Period – Baseline)	) x 100
Baseline

(iii)        The following table shall be used for determining the Applicable Dividend Rate:

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	The Applicable Dividend Rate shall be:
If the Percentage Change in Qualified Lending is:	Column “A” (each of the 2nd – 10th Dividend Periods)	Column “B” (11th – 18th, and the first part of the 19th, Dividend Periods)
0% or less	5%	7%
More than 0% but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%
7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%

(iv)        If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the “Quarter-End Adjusted Small Business Lending Baseline” set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement).

(b)          Payment. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to:

(i)          each Dividend Period (other than the Initial Dividend Period) at a rate equal to one-fourth (¼) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date; and

(ii)         the Initial Dividend Period, on the first such Dividend Payment Date to occur at least twenty (20) calendar days after the Original Issue Date, an amount equal to (A) the Applicable Dividend Rate with respect to the Initial Dividend Period multiplied by (B) the number of days from the Original Issue Date to the last day of the Initial Dividend Period (inclusive) divided by 360.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. For avoidance of doubt, “payable quarterly in arrears” means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period.

The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend

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Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designation).

(c)          Non-Cumulative. Dividends on shares of Designated Preferred Stock shall be non-cumulative. If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period:

(i)          the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and

(ii)         the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors’ rationale for not declaring dividends.

(d)          Priority of Dividends; Restrictions on Dividends.

(i)          Subject to Sections 3(d)(ii), (iii) and (v) and any restrictions imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

(ii)         If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound.

(iii)        When dividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors’ fiduciary obligations.

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(iv)        Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

(v)         If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock.

(e)           Special Lending Incentive Fee Related to CPP. If Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date and the Issuer did not apply to Treasury to redeem such Previously Acquired Preferred Shares prior to December 16, 2010, and if the Issuer’s Supplemental Report with respect to the ninth (9th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a Supplemental Report with respect to the ninth (9th) Dividend Period), then beginning on April 1, 2014 and on all Dividend Payment Dates thereafter ending on April 1, 2016, the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock (“CPP Lending Incentive Fee”). All references in Section 3(d) to “dividends” on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee.

Section 4. Liquidation Rights.

(a)          Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(b)          Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)          Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

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(d)          Merger, Consolidation and Sale of Assets Is Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a)          Optional Redemption.

(i)          Subject to the other provisions of this Section 5:

(1)	The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and

(2)	If, after the Signing Date, there is a change in law that modifies the terms of Treasury’s investment in the Designated Preferred Stock or the terms of Treasury’s Small Business Lending Fund program in a materially adverse respect for the Issuer, the Issuer may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding.

(ii)         The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of:

(1)	the Liquidation Amount per share,

(2)	the per-share amount of any unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period; and

(3)	the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period.

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)          No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

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(c)          Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)          Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)          Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f)          Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

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Section 7. Voting Rights.

(a)          General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)          Board Observation Rights. Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; provided, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited. The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(c)          Preferred Stock Directors. Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d)          Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of

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Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating:

(i)          Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designation for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii)         Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designation for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

(iii)        Share Exchanges, Reclassifications, Mergers and Consolidations. Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent;

(iv)        Certain Asset Sales. Any sale of all, substantially all, or any material portion of, the assets of the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and

(v)         Holding Company Transactions. Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary

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to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(e)          Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(f)           Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Restriction on Redemptions and Repurchases.

(a)          Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).

(b)          If a dividend is not declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or acquire any shares of Common Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including

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as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered into prior to (x) if Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date, the original issue date of such Previously Acquired Preferred Shares, or (y) otherwise, the Signing Date).

(c)          If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries.

Section 9. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. References to Line Items of Supplemental Reports. If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement, and any such modification includes a change to the caption or number of any line item on the Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 12. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 13. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 14. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

18

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470

DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106

PHONE: 860-509-6003         WEBSITE: www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 8 1/2 X 11 SHEETS IF NECESSARY.

FILING #0004938647 PG 01 OF 02 VOL B-01845

FILED 09/09/2013 10:07 AM PAGE 01395

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):

NAME: Danielle Ryan-Praus

ADDRESS: Hinckley, Allen & Snyder LLP 20 Church Street

CITY: Hartford

STATE: CT ZIP: 06103

MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”

1. NAME OF CORPORATION:

BNC Financial Group, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☒ A. AMENDED

☐ B.RESTATED

☐ C. AMENDED AND RESTATED

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

THIS CERTIFICATE OF AMENDMENT SHALL BE EFFECTIVE AT THE CLOSE OF BUSINESS (5:00 p.m.) ON SEPTEMBER 9, 2013.

1. The title of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

"CERTIFICATE OF INCORPORATION OF BANKWELL FINANCIAL GROUP, INC."

2. Item FIRST of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

"FIRST: Corporate Name. The name of the Corporation is Bankwell Financial Group, Inc. (hereinafter sometimes referred to as the "Corporation"). The principal office of the Corporation shall be located in the Town of New Canaan, County of Fairfield and State of Connecticut."

FORM CAS-1-1.0

Rev. 7/2010

FILING #0004938647 PG 02 OF 02 VOL B-01845

FILED 09/09/2013 10:07 AM PAGE 01396

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (CHECK A, B OR C):

☒ A. THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.

☐ B. THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐ C. THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

5. EXECUTION:

DATED THIS 9th DAY OF September, 2013.

NAME OF SIGNATORY CAPACITY/TITLE OF SIGNATORY SIGNATURE

(print or type)

Ernest J. Verrico, Executive Vice President, Finance

FORM CAS-1-1.0 PAGE 2 OF 2 Rev. 7/2010